                                                                  EXHIBIT 10.2.8




                              EMPLOYMENT AGREEMENT

                                    between


                                MARTHA A. BURGER


                                      and


                           CHESAPEAKE OPERATING, INC.





                             Effective July 1, 1995

                               TABLE OF CONTENTS


                                                                                                                     Page
                                                                                                                     ----
1.       Employment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     1

2.       Employee's Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     1

         2.1        Specific Duties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     1
         2.2        Supervision   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     1

3.       Other Activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     1

4.       Employee's Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     2

         4.1        Base Salary   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     2
         4.2        Bonus   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     2
         4.3        Stock Grants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     2
         4.4        Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     2

5.       Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     3

6.       Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     3

         6.1        Termination by Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     3

                    6.1.1       Termination without Cause   . . . . . . . . . . . . . . . . . . . .                     3
                    6.1.2       Termination for Cause   . . . . . . . . . . . . . . . . . . . . . .                     3
                    6.1.3       Termination in the Event of Sale,
                                Merger or Takeover  . . . . . . . . . . . . . . . . . . . . . . . .                     3

         6.2        Termination by Employee   . . . . . . . . . . . . . . . . . . . . . . . . . . .                     4
         6.3        Incapacity of Employee  . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     4
         6.4        Death of Employee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     4
         6.5        Effect of Termination   . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     4

7.       Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     5

8.       Noncompetition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     5

9.       Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     6

         9.1        Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     6
         9.2        Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     6
         9.3        Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     6
         9.4        Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     6
         9.5        Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     7
         9.6        Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     7
         9.7        Attorneys' Fees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     7
         9.8        Supersession  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     7

                              EMPLOYMENT AGREEMENT



         THIS AGREEMENT is made effective July 1, 1995, between CHESAPEAKE OPERATING, INC., an Oklahoma corporation (the "Company"), and MARTHA A. BURGER, an individual (the "Employee").

                              W I T N E S S E T H:

         WHEREAS, the Company desires to retain the services of the Employee and the Employee desires to make the Employee's services available to the Company.

         NOW, THEREFORE, in consideration of the mutual promises herein contained, the Company and the Employee agree as follows:

1. Employment. The Company hereby employs the Employee and the Employee hereby accepts such employment subject to the terms and conditions contained in this Agreement. The Employee is engaged as an employee of the Company, and the Employee and the Company do not intend to create a joint venture, partnership or other relationship which might impose a fiduciary obligation on the Employee or the Company in the performance of this Agreement.

2. Employee's Duties. The Employee's employment will be on a full-time basis. Throughout the term of this Agreement, the Employee will use the Employee's best efforts and due diligence to assist the Company in achieving the most profitable operation of the Company and the Company's subsidiary corporations, partnerships and entities consistent with developing and maintaining a quality business operation.

         2.1 Specific Duties. The Employee will serve as Assistant Controller-Operations for the Company. The Employee will perform all of the services required to fully and faithfully execute the office and position to which the Employee is appointed under this paragraph and such other services as may be reasonably requested by the Employee's supervisor.

         2.2 Supervision. The services of the Employee will be requested and directed by the Vice President- Finance, Mr. Marcus C. Rowland.

3. Other Activities. Unless the Employee has obtained the prior written approval of the President of the Company, the Employee will not: (a) engage in business independent of the Employee's employment by the Company; (b) serve as an officer, general partner or member in any corporation, partnership or firm;
(c) directly or indirectly invest in, participate in, acquire an interest in any oil and gas business including, without limitation, oil and gas production, drilling, owning or operating oil and gas wells, providing services or materials to the oil and gas industry, marketing or refining oil and gas, drilling, owning or drilling oil and gas leases or mineral interests and any interest in any corporation, partnership, company or entity which conducts any of the foregoing activities. The limitation in this paragraph 3 will not prohibit: (i) an investment by the Employee in publicly traded securities; or
(ii) the continued direct ownership and operation of oil and gas interests and leases to the extent owned by the Employee on July 1, 1995. The Employee agrees not to acquire, directly or indirectly, any additional oil and gas interests or increase, directly or indirectly, ownership of any oil and gas interests owned by the Employee on July 1, 1995.

4. Employee's Compensation. The Company agrees to compensate the Employee as follows:

         4.1 Base Salary. A base salary (the "Base Salary") will be paid to the Employee at the annual rate of not less than Seventy-Five Thousand ($75,000.00) for the two (2) year period commencing July 1, 1995 and ending June 30, 1997.
                   The Base Salary will be payable in equal semi-monthly installments on the fifteenth (15th) and last day of each month during the term of this Agreement commencing July 15, 1995.

         4.2 Bonus. In addition to the Base Salary described at paragraph 4.1 of this Agreement, it is anticipated that the Company may pay bonus compensation to the Employee. Any bonus compensation will be at the absolute discretion of the Company in such amounts and at such times as the board of directors of the Company may determine.

         4.3 Stock Options. In addition to the compensation set forth in paragraphs 4.1 and 4.2 of this Agreement, the Employee will be eligible to participate in grants of stock options from the Chesapeake Energy Corporation 1994 Incentive Stock Option Plan subject to the terms and conditions thereof.

         4.4 Benefits. The Company will provide the Employee such paid vacations, retirement benefits, reimbursement of reasonable expenditures for dues, travel and entertainment and such other benefits as are customarily provided by the Company, as set forth in more detail in the Company's Employee Manual. The Company will also provide the Employee the opportunity to apply for coverage under the Company's medical, life and disability plans, if any. If the Employee is accepted for coverage under such plans, the Company will provide such coverage on the same terms as is customarily provided by the Company to the plan participants as modified from time to time.

5. Term. In the absence of prior termination pursuant to the provisions of this Agreement, this Agreement will extend for a term of two (2) years commencing on July 1, 1995, and ending on June 30, 1997 (the "Expiration Date).

6. Termination. This Agreement will continue in effect until the expiration of the term stated at paragraph 5 of this Agreement unless earlier terminated pursuant to this paragraph 6.

         6.1 Termination by Company. The Company will have the following rights to terminate this Agreement:

                   6.1.1 Termination without Cause. The Company may terminate this Agreement without cause at any time by the service of written notice of termination to the Employee specifying an effective date of such termination not sooner than thirty (30) days after the date of such notice (the "Termination Date"). In the event the Employee is terminated without cause, or the Company elects not to renew the contract, the Employee will receive as termination compensation: (a) sixty (60) days compensation; (b) any benefits payable by operation of paragraph 4.4 of this Agreement; and (c) any vacation pay accrued through the date of termination.

                   6.1.2 Termination for Cause. The Company may terminate this Agreement for cause if the
                               Employee: (a) misappropriates the property of the Company or commits any other act of dishonesty; (b) engages in personal misconduct which materially injures the Company; (c) willfully violates any law or regulation relating to the business of the Company which results in material injury to the Company; or
                               (d) willfully and repeatedly fails to perform the Employee's duties hereunder. In the event this Agreement is terminated for cause, the Company will not have any obligation to provide any further payments or benefits to the Employee after the effective date of such termination.

                   6.1.3 Termination After Change in Control. If, during the term of this Agreement, there is a "Change of Control" and within one (1) year thereafter:
                               (a) this Agreement expires and is not extended; or (b) the Employee is terminated other than under paragraphs 6.1.2, 6.3 or 6.4 based on adequate grounds; or (c) the Employee resigns as a result of a reassignment of duties inconsistent with the Employee's position or a reduction in the Employee's compensation under paragraph 4 of this Agreement, then the Employee will be entitled to a severance payment (in addition to any other amounts payable to the Employee under this Agreement or otherwise) in an amount equal to twelve (12) months compensation under paragraph 4.1 of this Agreement. The term "Change of Control" means any action of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934 with respect to the Company including, without limitation (i) the direct or indirect acquisition by any person after the date hereof of beneficial ownership of the right to vote or securities of the Company representing the right to vote thirty-five percent (35%) or more of the combined voting power of the Company's then outstanding securities having the right to vote for the election of directors, or (ii) within two years of a tender offer or exchange offer for the voting stock of the Company or as a result of a merger, consolidation, sale of assets or contested election (or any combination of the foregoing), a majority of the members of the Company's board of directors is replaced by directors who were not nominated and approved by the board of directors. For purposes of the foregoing definition, the term "Company" includes any corporation, partnership or other entity which owns or controls the Company.

         6.2 Termination by Employee. The Employee may voluntarily terminate this Agreement with or without cause by the service of written notice of such termination to the Company specifying an effective date of such termination thirty (30) days after the date of such notice, during which time Employee may use remaining accrued vacation days, or at the Company's option, be paid for such days. In the event this Agreement is terminated by the Employee, neither the Company nor the Employee will have any further obligations hereunder including, without limitation, any obligation of the Company to provide any further payments or benefits to the Employee after the effective date of such termination.

         6.3 Incapacity of Employee. If the Employee suffers from a physical or mental condition which in the reasonable judgment of the Company's management prevents the Employee from performing the duties specified herein for a period of three (3) consecutive weeks, the Employee may be terminated and the termination shall be treated as a Termination Without Cause and any benefits payable hereunder will be continued through the Expiration Date. Notwithstanding the foregoing, the Employee's compensation under paragraph 4.4 of this Agreement will be reduced by any benefits payable under any disability plans.

         6.4 Death of Employee. If the Employee dies during the term of this Agreement, the Company may thereafter terminate this Agreement without compensation to the Employee's estate except: (a) the obligation to continue the Base Salary payments under paragraph 4.1 of this Agreement for sixty
                   (60) days; and (b) the benefits described in paragraph 4.4 of this Agreement accrued through the effective date of such termination.

         6.5 Effect of Termination. The termination of this Agreement will terminate all obligations of the Employee to render services on behalf of the Company, provided that the Employee will maintain the confidentiality of all information acquired by the Employee during the term of this Agreement in accordance with paragraph 7 of this Agreement. Except as otherwise provided in paragraph 6 of this Agreement, no accrued bonus, severance pay or other form of compensation will be payable by the Company to the Employee by reason of the termination of this Agreement. All keys, credit cards, files, records, financial information, furniture, furnishings, equipment, supplies and other items relating to the Company will remain the property of the Company. The Employee will have the right to retain and remove all personal property and effects which are owned by the Employee and located in the offices of the Company. All such personal items will be removed from such offices no later than three (3) days after the effective date of termination, and the Company is hereby authorized to discard any items remaining and to reassign the Employee's office space after such date. Prior to the effective date of termination, the Employee will render such services to the Company as might be reasonably required to provide for the orderly termination of the Employee's employment.

7. Confidentiality. The Employee recognizes that the nature of the Employee's services are such that the Employee will have access to information which constitutes trade secrets, is of a confidential nature, is of great value to the Company and is the foundation on which the business of the Company is predicated. The Employee agrees not to disclose to any person other than the Company's employees or the Company's legal counsel nor use for any purpose, other than the performance of this Agreement, any information, data or material (regardless of the form) which is: (a) a trade secret; (b) provided, disclosed or delivered to the Employee by the Company, any officer, director, employee, agent, attorney, accountant, consultant, or other person or entity employed by the Company in any capacity, any customer, borrower or business associate of the Company or any public authority having jurisdiction over the Company or any business activity conducted by the Company; or (c) produced, developed, obtained or prepared by or on behalf of the Employee or the Company (whether or not such information was developed in the performance of this Agreement) with respect to the Company or any assets, oil and gas prospects, business activities, officers, directors, employees, borrowers or customers of the foregoing. On request by the Company, the Company will be entitled to a copy of any such documents or such information in the possession of the Employee. The Employee also agrees that the provisions of this paragraph 7 will survive the termination, expiration or cancellation of this Agreement and that on termination, expiration or cancellation of this Agreement and that on termination, expiration or cancellation of this Agreement, the Employee will deliver to the Company all originals and copies of the information, data and material containing such information.

8. Noncompetition. For a period of twelve (12) months after Employee is no longer employed by the Company, Employee will not: (a) procure, solicit, or aid a "Partner" (as defined below) in the procurement or solicitation of an investment in oil and gas leases, mineral interests, the development of oil and gas assets or operation of oil and gas assets in any area in which Employee had any material responsibility during the Employee's employment by the Company (a "Partner" is any person or entity who has invested in such activities described above with the Company or the Company's affiliated corporations, partnerships or entities during the twelve (12) months preceding the end of Employee's employment by the Company); and (b) acquire, attempt to acquire or aid another in the acquisition or attempted acquisition of an interest in oil and gas assets, oil and gas production, oil and gas leases, mineral interests, oil and gas wells or other such oil and gas exploration, development or production activities within ten (10) miles of any operations or ownership interests of the Company or its affiliated corporations, partnerships or entities in the twelve (12) months preceding the end of Employee's employment.

9.       Miscellaneous.  The parties further agree as follows:

         9.1 Time. Time is of the essence of each provision of this Agreement.

         9.2 Notices. Any notice, payment, demand or communication required or permitted to be given by any provision of this Agreement will be in writing and will be deemed to have been given when delivered personally or by telefacsimile to the party designated to receive such notice, or on the date following the day sent by overnight courier, or on the third
                   (3rd) business day after the same is sent by certified mail, postage and charges prepaid, directed to the following address or to such other or additional addresses as any party might designate by written notice to the other party:

                   To the Company:     Chesapeake Operating, Inc.
                                       Post Office Box 18496
                                       Oklahoma City, OK 73154
                                       Attn: Mr. Aubrey K. McClendon

                   To the Employee:    Martha A. Burger
                                       3005 Red Oak Road
                                       Oklahoma City, OK 73120

         9.3 Assignment. Neither this Agreement nor any of the parties' rights or obligations hereunder can be transferred or assigned without the prior written consent of the other parties to this Agreement.

         9.4 Construction. If any provision of this Agreement or the application thereof to any person or circumstances is determined, to any extent, to be invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which the same is held invalid or unenforceable, will not be affected thereby, and each term and provision of this Agreement will be valid and enforceable to the fullest extent permitted by law. This Agreement is intended to be interpreted, construed and enforced in accordance with the laws of the State of Oklahoma and any litigation relating to this Agreement will be conducted in a court of competent jurisdiction sitting in Oklahoma County, Oklahoma.

         9.5 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter herein contained, and no modification hereof will be effective unless made by a supplemental written agreement executed by all of the parties hereto.

         9.6 Binding Effect. This Agreement will be binding on the parties and their respective successors, legal representatives and permitted assigns. In the event of a merger, consolidation, combination, dissolution or liquidation of the Company, the performance of this Agreement will be assumed by any entity which succeeds to or is transferred the business of the Company as a result thereof.

         9.7 Attorneys' Fees. If any party institutes an action or proceeding against any other party relating to the provisions of this Agreement or any default hereunder, the unsuccessful party to such action or proceeding will reimburse the successful party therein for the reasonable expenses of attorneys' fees and disbursements and litigation expenses incurred by the successful party.

         9.8 Supersession. This Agreement is the final, complete and exclusive expression of the agreement between the Company and the Employee and supersedes and replaces in all respects any other agreements between the Company and the Employee. On execution of this agreement by the Company and the Employee, the relationship between the Company and the Employee will be governed by the terms of this Agreement and not by any other agreements, oral or otherwise.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement effective the date first above written.


                                        CHESAPEAKE OPERATING, INC., an
                                        Oklahoma corporation



                                        By       /s/ Aubrey K. McClendon
                                             ------------------------------
                                             AUBREY K. MCCLENDON, President

                                             (the "Company")



                                                 /s/ Martha A. Burger
                                             ------------------------------
                                             MARTHA A. BURGER, individually

                                             (the "Employee")